                                                                     Exhibit 10h


                        BELL ATLANTIC SENIOR MANAGEMENT
                             RETIREMENT INCOME PLAN
                             ----------------------

           As Amended and Restated Effective as of December 31, 1995


ARTICLE 1.  STATEMENT OF PURPOSE

     The purpose of this Plan (which was known prior to January 1, 1989 as the Bell Atlantic Senior Management Non-Qualified Pension Plan) is to provide supplementary pension payments to Senior Managers of Bell Atlantic and its affiliated companies. The Plan provides pension benefits for Senior Managers with at least five Years of Service (and their Beneficiaries) upon retirement or upon Separation from Service for certain other reasons. The amount of the pension benefit under the Plan is based upon factors which take account of Years of Service and Final Average Pay. The Plan also provides a lump sum death benefit for active Senior Managers, and for Senior Managers in retiree status under a Qualified Pension Plan.

     This document describes the terms of the Plan, which was comprehensively redesigned, amended and restated effective January 1, 1989, and as it has been amended from time to time thereafter through December 31, 1995. For Senior Managers with a Separation from Service Date prior to January 1, 1989, the terms of the Prior Plan Document shall apply.

ARTICLE 2.  DEFINITIONS

     2.1 "Appeals Committee" means a committee comprised of the Chief Executive Officer, the Plan Administrator, and such other persons (if any) as the Plan Administrator may designate from time to time.

     2.2 "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation. Any reference to the "Board of Directors", the "Human Resources Committee", or to the title of any officer, shall mean the Board of Directors, the Human Resources Committee of the Board of Directors, or the respective officer, as the case may be, of Bell Atlantic.

     2.3 "Bell Atlantic Company" means Bell Atlantic and each of its direct and indirect corporate subsidiaries (whether wholly or majority owned), and each partnership in which a Bell Atlantic Company has a 51% or greater partnership interest.

     2.4 "Beneficiary" means the surviving spouse or other designated beneficiary of a Senior Manager (with respect to the survivor annuity provisions of this Plan), and the person or persons who may be eligible for a lump sum death benefit under this Plan.

     2.5 "Claims Committee" means a committee of one or more persons consisting of the Plan Administrator and such other persons (if any) as the Plan Administrator may designate from time to time.

     2.6  "Disability Pension" shall have the meaning stated in Section 4.3.

     2.7 "Final Average Pay" means a Senior Manager's average annual Pay for the five years of highest Pay among the last ten years, to and including the calendar year of the Senior Manager's Separation from Service.

     2.8 "Grantor Trusts" means the one or more trusts described in the Bell Atlantic Rabbi Trust Agreement and any similar trust agreements to which one or more Bell Atlantic Companies are parties as co-grantors, and which are designed
(i) to qualify as grantor trusts within the meaning of Sections 671 through 679 of the Internal Revenue Code, and (ii) to satisfy the rules applicable to so-called "rabbi trusts" as described in rulings and announcements of the Internal Revenue Service and the Department of Labor.

     2.9 "Hostile Change of Control" means a "Hostile Change of Control" as that term is defined in the Bell Atlantic Management Pension Plan, as it may be amended from time to time.

     2.10 "Mandatory Beneficiary" shall have the same meaning as defined under the Bell Atlantic Management Pension Plan, as it may be amended from time to time.

     2.11 "Mandatory Retirement Age" shall have the following meaning (except as otherwise provided by any applicable state or local law which is not pre-empted by Federal law):

          (a) age 65, in the case of any employee who has attained age 65, and who, for the two-year period immediately prior to his Separation from Service, is employed as a Senior Manager or in any other bona fide executive or policy making position and would, in the event of retirement at such time, be entitled to an immediate retirement benefit of not less than $44,000 per annum, in the aggregate, from the Qualified Pension Plans, this Plan, and all other qualified and non-qualified pension, savings and deferred compensation plans maintained by Bell Atlantic Companies; and

          (b) in the case of any other employee, there shall be no Mandatory Retirement Age.

     2.12 "Mid-Career Pension Plan" means the Bell Atlantic Mid-Career Pension Plan, which was frozen as of May 1, 1991, for purposes of any further accruals.

     2.13 "Participating Company" shall mean a Bell Atlantic Company which employs one or more Senior Managers and which has adopted this Plan.

     2.14 "Pay" shall mean the gross amount (before reduction for tax withholding, or for pre-tax or after-tax contributions to any employee benefit plans) of the sum of:

          (a) the total base recurring salary earned by the Senior Manager for a calendar year (or the portion of a calendar year) during which he was an employee of one or more Bell Atlantic Companies; plus

          (b) the gross amount of the annual cash bonus or bonuses earned for performance for one or more Bell Atlantic Companies during all or part of such year, including

               (i) the Short Term Incentive Award earned by the Senior Manager for performance during all or part of such year, and/or

               (ii) any other annual cash bonus amount earned for performance during all or part of such year under any annual incentive pay plan of a Bell Atlantic Company (for performance during a period prior to being designated a Senior Manager).

Solely for purposes of this Section, all references to forms of remuneration paid by one or more "Bell Atlantic Companies" shall, in the case of a Senior Manager who is on an approved rotational assignment to Bell Communications Research, Inc. ("Bellcore"), be deemed to include the corresponding forms of remuneration earned by the Senior Manager while employed by Bellcore, but only such remuneration which is earned while the Senior Manager retains the status of Bellcore rotational.

     2.15 "Paying Agent" shall mean Bell Atlantic, or any other Bell Atlantic Company which is designated by the Plan Administrator from time to time with the concurrence of the Executive Vice President and General Counsel and the Vice President - Secretary and Treasurer, in such company's capacity as agent for the Participating Companies in the performance of the payroll function of disbursing any and all benefits which are payable under the terms of this Plan.

     2.16 "Pension Commencement Date" shall be the date as of which the benefit under this Plan shall be payable, which is not to be confused with the first date on which a benefit payment will be transmitted to the Senior Manager (which will typically occur up to 90 days following the Pension Commencement Date). For a Senior Manager with a vested accrued benefit under a Qualified Pension Plan, the Pension Commencement Date under this Plan shall be the same as the benefit commencement date under the Qualified Pension Plan.

     2.17 "Plan" shall mean this Bell Atlantic Senior Management Retirement Income Plan, as it is described herein and as it may be amended from time to time.

     2.18 "Plan Administrator" shall mean the Vice President - Human Resources of Bell Atlantic.

     2.19 "Post-Separation Pension" shall have the meaning stated in Section 4.2 of this Plan.

     2.20 "Prior Plan Document" shall mean the plan document describing the terms of the Bell Atlantic Senior Management Non-Qualified Pension Plan, as amended and restated as of January 1, 1986.

     2.21 "Qualified Pension Benefits" shall mean the aggregate of the one or more pension benefits actually payable (whether from trust assets or company assets) to a Senior Manager (or, subsequent to a Senior Manager's death, to his Beneficiaries) for a calendar year (before deducting any taxes which may be withheld for such year) under the terms of the one or more Qualified Pension Plans in which the Senior Manager has accrued vested benefits, taking into account (a) any death benefits, and (b) all elements of the pension calculation, including without limitation (i) the form in which the benefit is being paid (whether as a single-life annuity or a joint and survivor annuity), and (ii) any early retirement discount and actuarial reduction which may be applicable under the terms of the Qualified Pension Plans based on the Pension Effective Date.

     2.22 "Qualified Pension Formula Benefits" shall mean the amount of a Senior Manager's Qualified Pension Benefits under only those Qualified Pension Plans which are described in Section 2.23(a) hereof, but calculated without taking account of any limitations imposed by Section 415 of the Internal Revenue Code.

     2.23 "Qualified Pension Plans" shall mean both (a) the defined-benefit pension plans designed to be qualified under Section 401(a) of the Internal Revenue Code and sponsored by a Bell Atlantic Company, and (b) any "excess benefit plan" (as such term is defined in Section 3(36) of ERISA) which is sponsored by a Bell Atlantic Company and which does not expressly exclude Senior Managers from participation, whether such plan is described in a separate plan document or in the plan document of any of the Qualified Pension Plans referred to in clause (a) of this paragraph. For purposes of this definition, this Plan shall not be treated as an "excess benefit plan".

     2.24 "Replacement Pay Percentage" shall have the meaning stated in Section
5.3 hereof.

     2.25 "Retirement Pension" shall have the meaning stated in Section 4.1 of this Plan.

     2.26 The term "Senior Manager" shall mean an active or former employee who is serving or has served as an officer of one or more Bell Atlantic Companies and who, by resolution adopted by the Human Resources Committee, has at any time been granted the status of Senior Manager, unless and until such status is revoked in a subsequent resolution adopted by the Human Resources Committee.
The Human Resources Committee may, in its sole discretion, revoke Senior Manager status in the event, and as of the date, of either (a) the demotion or downgrade of an officer who was then a Senior Manager, or (b) upon the occurrence of any forfeiture event stated under Section 4.4 hereof; provided, however, that under no circumstances shall the Human Resources Committee, or any officer or director of any Bell Atlantic Company, take any action on or after the occurrence of a Hostile Change of Control to revoke, or construe as revoked, the Senior Manager status of any person who had Senior Manager status immediately prior to the Hostile Change of Control.

     2.27 "Senior Manager LTD Plan" means the Bell Atlantic Senior Management Long Term Disability and Survivor Protection Plan, as it may be amended from time to time.

     2.28 "Separation from Service" means the termination of employment of a Senior Manager for any reason, including, without limitation, retirement, disability, resignation, discharge, other voluntary or involuntary termination, failure to return to duty upon recovery from a disability or at the expiration of a recognized leave of absence or approved rotational assignment, or death, but not including (i) commencement of an approved leave of absence or rotational assignment, or (ii) transfer to another Bell Atlantic Company.

     2.29 "Separation from Service Date" means, in the event of a Senior Manager's Separation from Service, the first day following the last day on which a Senior Manager is treated as being on the payroll of a Bell Atlantic Company as an employee in active service or on an approved leave or rotational assignment. In the case of a Senior Manager with a

Retirement Pension, the Separation from Service Date is also referred to as the "pension commencement date". For a former employee with a right to receive a deferred Post-Retirement Pension, the pension commencement date means the first day for which a pension benefit hereunder becomes payable.

     2.30 "Short Term Incentive Award" means the amount (if any) awarded to a Senior Manager after the end of an annual performance period, pursuant to the Short Term Incentive Plan in which the Senior Manager then participates. The term Short Term Incentive Award refers to the gross amount earned (before any applicable tax withholding), whether such amount is subsequently paid in cash or deferred in accordance with the Senior Manager's election.

     2.31 "Short Term Incentive Plan" means the Bell Atlantic Senior Management Short Term Incentive Plan maintained for Senior Managers by the Bell Atlantic Companies.

     2.32 "Target Automatic Survivor Annuity" shall have the meaning stated in
Section 7.1(b)(ii) hereof. "Automatic Survivor Annuity" shall have the meaning stated in Section 7.1(b)(i) hereof.

     2.33 "Target Lump Sum Death Benefit" shall have the meaning stated in
Section 7.2 hereof.

     2.34 "Target Pension" means a pension, expressed as an annual amount calculated in the manner described in Article 5 of this Plan, which is intended to represent the total pension benefit for which a Senior Manager is eligible under all defined-benefit pension plans which are maintained by any Bell Atlantic Company, including, without limitation, benefits under this Plan and under the Qualified Pension Plans.

     2.35 "Totally Disabled" and "Total Disability" shall have the following meaning: a Senior Manager shall be considered to be Totally Disabled and to be subject to a Total Disability if, on and after the completion of the 26- or 52-week period of disability benefits (whichever is applicable) through the date as of which the Company elected to terminate the Senior Manager's employment due to disability, the Senior Manager continues to suffer from a physical or mental impairment which prevents the Senior Manager from meeting the performance requirements of all of the following: (1) the position held immediately preceding the onset of the physical or mental impairment, (2) a similar position, or (3) any appropriate position within the employing company which the person would otherwise be capable of performing by reason of the Senior Manager's background and experience. This definition shall be applied in a manner consistent with the corresponding definition under the Senior Manager LTD Plan.

     2.36 "Years of Service", except as expressly limited or stated elsewhere in the Plan, shall mean the aggregate (without double counting) of all periods of service for which the Senior Manager is credited for benefit accrual purposes under the terms of the one or more Qualified Pension Plans in which the Senior Manager has an accrued benefit, stated in terms of years and any fraction of a year. Years of Service shall, in addition (but without double counting), include any period during which the Senior Manager is employed by any Bell Atlantic Company which does not at that time participate in a Qualified Pension Plan.

     2.37 Gender Neutral. The use in this Plan of personal pronouns of the
          --------------
masculine
gender is intended to include both the masculine and feminine genders.

ARTICLE 3.  PARTICIPATION

     3.1  Participation. Each Senior Manager shall be a participant in this Plan
          -------------
on and after the date on which he becomes a Senior Manager, and shall remain a participant so long as he retains the status of Senior Manager.

     3.2  Mandatory Retirement Age. Each Senior Manager for whom a Mandatory
          ------------------------
Retirement Age is applicable under Section 2.11(a) hereof shall be subject to mandatory Separation from Service, and shall cease to be eligible for hire in the capacity of a Senior Manager by any Bell Atlantic Company, on and after the last day of the month in which such Senior Manager attains the Mandatory Retirement Age (whether or not he is then eligible for a Retirement Pension or Post-Separation Pension).

ARTICLE 4.  TYPES OF PENSION; ELIGIBILITY;
            WHEN BENEFIT COMMENCES; FORFEITURE.

     4.1  Retirement Pension.
          ------------------

     (a) Eligibility. A Senior Manager shall be eligible for a Retirement
         -----------
Pension under this Plan upon his Separation from Service for any reason other than death, Total Disability, or cause, if, on his Separation from Service Date, the following conditions are met:

          (i)  he is then treated as having the status of a Senior Manager; and

          (ii) he then, either: (A) has a combination of age and years of service (as calculated for retirement-eligibility purposes) on the Separation from Service Date that equals or exceeds any of the following combinations:

     Age equal to or greater than:    Service equal to or greater than:
     -----------------------------    ---------------------------------
     Any age                          30 years
     50                               25 years
     55                               20 years
     60                               15 years
     65                               10 years

     or (B) has attained and accrued a combination of age and retirement eligibility service which the Human Resources Committee has determined, in its discretion on a case-by-case basis, constitute sufficient age and service for that particular Senior Manager to qualify for an immediate Retirement Pension.

     (b) Benefit Commencement. A Retirement Pension shall commence on the date
         --------------------
the benefit commences under the Qualified Pension Plan.

     4.2  Post-Separation Pension.
          -----------------------

     (a) Eligibility. A Senior Manager who is not eligible for a Retirement
         -----------
Pension under paragraph (a) above, or who Separates from Service on account of disability but fails to satisfy clause (ii) or (iii) of Section 4.3(a), shall be eligible for a Post-Separation Pension under this Plan in the event of his Separation from Service for any reason other than death or cause, if, on his Separation from Service Date, the following conditions are met:

          (i)  he is then treated as having the status of a Senior Manager; and

          (ii) he has then accrued five years of service for vesting purposes under the terms of at least one Qualified Pension Plan.

     (b) Benefit Commencement; Actuarial Reduction Factors.
         -------------------------------------------------

          (i) A Post-Separation Pension shall commence on the same date as the benefit commencement date under the Qualified Pension Plan in which the Senior Manager participates (sometimes referred to herein as the "pension commencement date"). If the Senior Manager does not participate in a Qualified Pension Plan or has no vested benefit under any Qualified Pension Plan, the pension commencement date shall be the Separation from Service Date.

          (ii) In the event that the pension commencement date occurs prior to age 65, the Post-Separation Pension shall be subject to actuarial reduction in accordance with the terms of Section 5.2(b)(ii) and, if applicable,
     Section 5.2(c)(ii).

     4.3  Disability Pension.
          ------------------

     (a) Eligibility. A Senior Manager shall be eligible under this Plan for a
         -----------
Disability Pension in the form of an annuity if, on his Separation from Service Date, the following conditions are met:

          (i)   he or she is then treated as having the status of a Senior
     Manager;

          (ii)  he or she has accrued at least 15 Years of Service; and

          (iii) his or her employment is terminated by the employing company on account of disability.

     (b) Benefit Commencement and Cessation. A Disability Pension shall commence
         ----------------------------------
on the date as of which the Senior Manager commences a benefit under the Qualified Pension Plan. A Senior Manager may elect to waive a Disability Pension and to receive instead the Retirement Pension or Post-Separation Pension which he or she would have been eligible to receive in the absence of the disability. A Disability Pension shall cease in the event, and at the time, that the Senior Manager is found to be no longer Totally Disabled, at which time the benefit shall convert to a deferred Post-Separation Pension (with an actuarial reduction based on the individual's age at the time of commencing the Post-Separation Pension), or an immediate and unreduced Retirement Pension, depending upon the age and service of the Senior Manager on the Separation from Service Date.

     (c) No Accrual During Disability. Notwithstanding the terms of any
         ----------------------------
Qualified Pension Plan in which a Senior Manager who is receiving a Disability Pension may be a participant, for purposes of this Plan, no Years of Service shall accrue on or after the Separation from Service Date of the Senior Manager, unless the Senior Manager ceases to be

Totally Disabled and is re-employed as a Senior Manager.

     (d)  Conversion to Retirement Pension. A Disability Pension which has
          --------------------------------
commenced at any date prior to the date a Senior Manager attains age 65 shall convert to a Retirement Pension on the date he attains age 65.

     4.4  Forfeiture of Benefits. On any date prior to, but in no event at any
          ----------------------
time after, the occurrence of a Hostile Change of Control, the Human Resources Committee may, in its sole discretion, take action to cause to be forfeited all benefits for which a Senior Manager (and his Beneficiaries) would be otherwise eligible hereunder, under any of the following circumstances:

          (a) the Senior Manager is discharged by his employing company for cause;

          (b) the Human Resources Committee determines that the Senior Manager engaged in misconduct in connection with his employment with a Bell Atlantic Company; or

          (c) the Human Resources Committee determines that the Senior Manager has breached his or her non-compete or proprietary information duties to Bell Atlantic. In furtherance of the prohibitions of this Plan against engaging in competitive activities or disclosing proprietary information, the following additional terms and conditions shall apply:

               (i) During the first two years following a Senior Manager's Separation from Service Date, (1) a cash out under the Plan shall be available only if the Senior Manager signs a non-compete and proprietary information agreement, or delivers a copy of a previously executed agreement of that type which is then in force, in a form acceptable to the Plan Administrator with the advice of counsel, and
          (2) neither a cashout shall be paid nor an annuity shall commence under the Plan unless and until the Senior Manager delivers both: (a) written information sufficient to enable the Plan administrator to determine whether the Senior Manager's subsequent career plans or commitments will violate the applicable non-compete rule, and (b) an agreement to provide timely notice of any changed circumstances during the ensuing two years.

               (ii) In addition to, and apart from, the Human Resource Committee's existing discretion to cause a forfeiture of a Senior Manager's pension if he or she violates the applicable non-compete rule, the Plan Administrator with the advice of counsel and the concurrence of the Chairman of the Human Resources Committee shall have the discretion, for up to two years, to suspend a Senior Manager's eligibility to cash out the benefit or commence an annuity under this Plan if the Senior Manager does not fully comply with applicable requirements of paragraph "(i)", or if there is evidence that further investigation would show that the Senior Manager is seeking to, or has, become involved with employment or business activities contrary to the applicable non-compete rule.

               (iii) For purposes of this Plan, the definitions of prohibited competitive activities and prohibited disclosure of proprietary information shall be as stated in the terms and conditions of the form of non-compete and proprietary information agreement generally applicable to newly hired and promoted Senior Managers, as that form of agreement may exist on the Separation from Service Date; provided, however, that, for a Senior Manager who, on the Separation from Service Date, is subject to a previously executed non-compete and proprietary information agreement which then remains in force, the applicable definitions for purposes of this Plan shall be as stated in such prior agreement; provided, however, that nothing in this paragraph is intended to negate the provisions of the previous two paragraphs.

ARTICLE 5:  AMOUNT OF PENSION BENEFIT

     5.1  Pension Payable under this Plan. Subject to the special rules stated
          -------------------------------
in Section 5.6 hereof, the annual amount of the pension to which an eligible Senior Manager shall be entitled under this Plan shall be equal to the Senior Manager's Target Pension, minus his Qualified Pension Benefits.
                          -----

     5.2  Target Pension. On his Separation from Service Date, a Senior
          --------------
Manager's Target Pension (expressed as an annuity) shall be equal to the greater of his Qualified Pension Formula Benefits (expressed as an immediate annuity), or:

     (a)  the product of:

          (i)  the Replacement Pay Percentage, times

          (ii) Final Average Pay;

     (b)  reduced (except in the case of a Disability Pension in the form of an
          -------
          annuity) by:

          (i) any applicable early retirement reduction factor under Section 5.4, in the case of a Retirement Pension; or

          (ii) any applicable actuarial reduction factor under Section 5.5, in the case of a Post-Separation Pension; and

     (c) if the benefit is paid in any form of annuity other than a single life annuity, the portion of the benefit that is paid in that form shall be further reduced by the applicable factor which, under the terms of the
          ---------------
          Qualified Pension Plan, is to be used to convert a single life annuity to an annuity of the form elected by the Senior Manager.

     5.3  Replacement Pay Percentage. A Senior Manager's Replacement Pay
          --------------------------
Percentage shall be measured as of his Separation from Service Date, and shall be equal to the sum of:

     (a)  two percentage points (2%) for each of his first 20 Years of Service;

     (b) one and a half percentage points (1.5%) for each of his next 10 Years of Service; plus

     (c)  one percentage point (1%) for each of his next 5 Years of Service; and

     (d) no further percentage points for any additional Years of Service thereafter.

For a Senior Manager with less than 35 Years of Service, where the Senior Manager has accrued a fraction of a Year of Service in addition to a whole number of years, then such Senior Manager shall be credited with the product of
(i) that fraction, times (ii) the number of percentage points that would be credited for the next full year.

     5.4  Early Retirement Reduction Factor. The early retirement reduction
          ---------------------------------
factor which is applicable to a Senior Manager's Retirement Pension shall be equal to the product of:

     (a)  five percent (5%), times

     (b) the number of years and fraction of a year by which the Separation from Service Date precedes the date on which the Senior Manager attains age 60, where the "fraction of a year" is measured in twelfths based on the number of full (not partial) months;

provided, however, that the Human Resources Committee may, in its sole discretion on a case-by-case basis, waive all or any portion of the early retirement reduction which would otherwise apply to a Senior Manager.

     5.5  Post-Separation Actuarial Reduction Factor. In the case of a Post-
          ------------------------------------------
Separation Pension in the form of an annuity which commences at any time prior to the date on which the Senior Manager attains age 65, the actuarial reduction factor shall be determined with reference to the date the Post-Separation Pension actually commences, based on interest rates and mortality factors prescribed by the Federal legislation commonly known as "GATT", namely, the yield on 30-year U.S. Treasury bonds and 1983 Group Annuity Mortality (GAM 83) factors. In the case of a Post-Separation Pension commencing on or after the date the Senior Manager attains age 65, the actuarial reduction factor shall be zero. Notwithstanding any other provision of this Section 5.5, the Human Resources Committee may, in its sole discretion on a case-by-case basis, waive all or any portion of the actuarial reduction which would otherwise apply to a Senior Manager whose Post-Separation Pension has commenced, or will commence, prior to age 65.

     5.6  No Reduction of Pension under Prior Plan Document. The Target Pension
          -------------------------------------------------
under Section 5.2 of this Plan, for which a Senior Manager is eligible as a consequence of his actual Separation from Service at any time on or after January 1, 1989, shall not be less, when expressed as a benefit in the form of a single-life annuity, than the aggregate pension amount (expressed as a single-life annuity) to which he would have been entitled if he had a Separation from Service Date of December 31, 1988, taking into account the Years of Service and compensation history he had then accrued (including the actual Short-Term Incentive

Award for performance in 1988), and the age he had then attained, under the December 31, 1988 pension formulas of the Qualified Plans, the Mid-Career Pension Plan, the non-disability provisions of the Senior Manager LTD Plan, and the Prior Plan Document.

ARTICLE 6:  FORM OF BENEFIT.

     6.1  Unmarried Senior Managers. In the case of a Senior Manager who is not
          -------------------------
married on the pension commencement date, the pension benefit under Section 5.1 of this Plan shall be paid in accordance with the form of benefit elected by the Senior Manager under the Qualified Pension Plan in which the Senior Manager participates; provided, however, if a Senior Manager is eligible to, and elects to, cashout his or her benefit under a Qualified Pension Plan, the Senior Manager shall be eligible to elect a benefit under this Plan either (a) in any form of annuity which would have been available to the Senior Manager to elect under the then-existing terms of the Qualified Pension Plan (where the conversion from the amount of the single life annuity payable under this plan is converted to any other form of annuity using the applicable conversion factors of the Qualified Pension Plan), or (b) as a cashout as described in Section 6.4.

     6.2  Married Senior Managers.
          -----------------------

     (a)  Forms of Benefit. In the case of a Senior Manager who is married on
          ----------------
the pension commencement date, the pension benefit under Section 5.1 of this Plan shall be paid in accordance with the form of benefit elected by the Senior Manager under the Qualified Pension Plan in which the Senior Manager participates, subject to the applicable spousal consent rules of that plan; provided, however, if a Senior Manager elects, with the consent of his or her spouse, to cashout his or her benefit under a Qualified Pension Plan, the Senior Manager shall be eligible, with the consent of his or her spouse within 90 days of the Pension Commencement Date, to elect a benefit under this Plan either (a) in any form of annuity which would have been available to the Senior Manager to elect under the then-existing terms of the Qualified Pension Plan (where the conversion from the amount of the single life annuity payable under this plan is converted to any other form of annuity using the applicable conversion factors of the Qualified Pension Plan), or (b) as a cashout as described in Section 6.4.

     (c)  Marital Status. For purposes of this Plan, the Plan Administrator may
          --------------
require a Senior Manager or a person purporting to be a Beneficiary to present, and the Plan Administrator may rely upon without any duty to further investigate, any official documentary evidence of civil law marital status, such as a marriage certificate or record of marriage, or a court order or other record of divorce, issued by a court or governmental unit. Common law marriage shall not be recognized for purposes of this Plan.

     6.3  Monthly Payments. Pension benefits in the form of an annuity shall be
          ----------------
payable in monthly installments. The Plan Administrator shall endeavor to ensure that the annual Target Pension amount for any annuity is paid, as nearly as practicable, in twelve approximately equal monthly installments. The Plan Administrator may elect to cause the Paying Agent to pay a constant portion of each monthly installment from company assets under this Plan and to cause the trustee of the Qualified Pension Plans referred to in Section 2.23(a) to pay a complementary constant portion from the applicable qualified trust.